Exhibit 32.2

NANOGEN, INC.

CERTIFICATIONS REQUIRED BY

RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, David Ludvigson, President, Chief Operating Officer, Chief Financial Officer and Treasurer of Nanogen, Inc., a Delaware corporation (the “Company”), hereby certify that, based on my knowledge:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 16, 2004	/s/ DAVID LUDVIGSON
David Ludvigson President, Chief Operating Officer, Chief Financial Officer and Treasurer